                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 23, 2002




                        PIONEER NATURAL RESOURCES COMPANY
                       -----------------------------------
             (Exact name of Registrant as specified in its charter)



            DELAWARE                   1-13245                75-2702753
-------------------------------      -----------       ----------------------
(State or other jurisdiction of       Commission             (I.R.S. Employer
incorporation or organization)       File Number       Identification Number)



5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS             75039
-------------------------------------------------          ----------
    (Address of principal executive offices)               (Zip code)



       Registrant's Telephone Number, including area code : (972) 444-9001



                                 Not applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

                        PIONEER NATURAL RESOURCES COMPANY

                                TABLE OF CONTENTS


                                                                               PAGE
                                                                               ----

Item 5. Other Events..........................................................   3

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits:

        (c) Exhibits..........................................................   8

Item 9. Regulation FD Disclosure..............................................   8

Signatures....................................................................  10

Exhibit Index.................................................................  11

                        PIONEER NATURAL RESOURCES COMPANY

ITEM 5. OTHER EVENTS

         On April 24, 2002, Pioneer Natural Resources Company ("Pioneer" or the "Company") announced financial and operating results for the quarter ended March 31, 2002.

FIRST QUARTER 2002 RESULTS

         Pioneer reported a net loss of $2.0 million, or $0.02 per share, for the first quarter of 2002. The first quarter net loss included a noncash $5.4 million, or $0.05 per share, charge for the remeasurement of the Argentine peso denominated net monetary assets. Earnings as adjusted for the above items were $3.4 million or $0.03 per share. For the same period last year, Pioneer reported net income of $67.9 million, or $0.68 per diluted share, which included a gain on the sale of assets of $7.3 million, or $0.07 per share, and an $8.8 million, or $0.09 per share, mark-to-market charge related to derivatives not treated as hedges. Cash flow from operations for the 2002 first quarter was $50.0 million compared to $131.7 million for the first quarter of 2001.

         On March 31, 2002, Pioneer had 104.3 million common shares outstanding. Pioneer issued 11.5 million new shares of common stock on April 22, 2002 under a public offering at $21.50 per share, resulting in approximately $236 million of net proceeds to the Company.

         On an oil equivalent basis, sales averaged 110,703 barrels per day
(BPD). First quarter oil sales averaged 34,541 BPD, natural gas liquid sales averaged 21,539 BPD and gas sales averaged 328 million cubic feet per day (MMcfpd). Realized prices (including the effects of commodity price hedges) for oil and natural gas liquids for the first quarter were $23.17 and $10.73 per barrel, respectively. The realized price for gas was $2.47 per Mcf.

         First quarter production costs averaged $5.12 per barrel oil equivalent
(BOE), decreasing 8% from the prior year quarter, primarily due to lower field fuel and production taxes that are directly related to commodity price changes. Exploration and abandonment costs of $21 million for the quarter included $10 million of geologic and geophysical costs including seismic costs, $1 million of noncash leasehold abandonments including expired leases, and $10 million of exploration costs including $8.6 million related to the expensing of the Turnberry well drilled during the first quarter of 2001.

         For the same quarter last year, Pioneer reported oil sales of 35,140 BPD, natural gas liquid sales of 20,426 BPD and gas sales of 333 MMcfpd. Realized prices for the 2001 first quarter were $25.03 per barrel for oil, $22.71 per barrel for natural gas liquids and $4.58 per Mcf for gas.

OPERATIONS UPDATE

         Development activities continue in the U.S., Canada and South Africa. Pioneer's "Big 4" development projects are progressing toward first production over the next 13 months as previously announced. Pioneer and its partner, Mariner Energy, Inc., have selected El Paso Energy Partners, L.P. (NYSE:EPN) to construct, install, own and operate the production platform and other facilities associated with the Falcon field discovery in the western deepwater Gulf of Mexico. Pioneer is the operator of the Falcon field with a 75 percent working interest, and the new platform is scheduled to be completed for first production during the first quarter of 2003. Pioneer is evaluating and preparing several prospects on the 24 blocks it holds surrounding the Falcon field for potential drilling later this year.

         In the central deepwater Gulf of Mexico, an appraisal well is currently being drilled on the Ozona Deep discovery drilled in 2001, and Pioneer plans to drill the Triton prospect near the infrastructure planned for the Devils Tower development during the summer of 2002. Pioneer also plans to drill two appraisal wells on the Company's Olowi Block in Gabon beginning in early May.

         Onshore Texas, Pioneer is running three rigs and plans to increase its drilling activity in its Spraberry oil and gas field and West Panhandle gas field. Pioneer completed 21 wells in Canada during the 2002 winter drilling season, and daily production from the new wells is anticipated to be approximately 12 Mmcfpd.

                        PIONEER NATURAL RESOURCES COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)
                                   (Unaudited)

                                                            March 31,     December 31,
                                                              2002            2001
                                                          ------------    ------------

ASSETS

Current assets:
   Cash and cash equivalents                              $     16,757    $     14,334
   Accounts receivable                                          88,862          82,211
   Inventories                                                  11,974          14,549
   Deferred income taxes                                         6,400           6,400
   Other current assets                                         43,248         138,149
                                                          ------------    ------------

        Total current assets                                   167,241         255,643
                                                          ------------    ------------

Property, plant and equipment, at cost:
   Oil and gas properties, using the successful efforts
     method of accounting                                    3,971,409       3,879,568
   Accumulated depletion, depreciation and amortization     (1,143,441)     (1,095,310)
                                                          ------------    ------------

                                                             2,827,968       2,784,258
                                                          ------------    ------------

Deferred income taxes                                           84,319          84,319
Other assets, net                                               83,722         146,833
                                                          ------------    ------------

                                                          $  3,163,250    $  3,271,053
                                                          ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                       $    100,127    $     99,165
   Interest payable                                             37,115          37,410
   Other current liabilities                                    76,867          91,634
                                                          ------------    ------------

        Total current liabilities                              214,109         228,209
                                                          ------------    ------------

Long-term debt                                               1,587,853       1,577,304
Other noncurrent liabilities                                   163,844         166,383
Deferred income taxes                                            5,633          13,768
Stockholders' equity                                         1,191,811       1,285,389
                                                          ------------    ------------

                                                          $  3,163,250    $  3,271,053
                                                          ============    ============

                        PIONEER NATURAL RESOURCES COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except for per share data)
                                   (Unaudited)

                                                                  Three months ended
                                                                       March 31,
                                                             ----------------------------
                                                                 2002            2001
                                                             ------------    ------------

Revenues:
   Oil and gas                                               $    165,539    $    257,986
   Interest and other                                               1,193           5,167
   Gain (loss) on disposition of assets, net                          (74)          7,293
                                                             ------------    ------------

                                                                  166,658         270,446
                                                             ------------    ------------
Costs and expenses:
   Oil and gas production                                          51,018          55,802
   Depletion, depreciation and amortization  - oil and gas         48,237          48,045
   Depletion, depreciation and amortization - other                 2,151           4,116
   Exploration and abandonments                                    21,120          22,883
   General and administrative                                      11,918          10,448
   Interest                                                        26,317          35,616
   Other                                                            8,266          25,217
                                                             ------------    ------------

                                                                  169,027         202,127
                                                             ------------    ------------

Income (loss) before income taxes                                  (2,369)         68,319
Income tax (provision) benefit                                        410            (400)
                                                             ------------    ------------

Net income (loss)                                            $     (1,959)   $     67,919
                                                             ============    ============

Net income (loss) per share:
   Basic                                                     $       (.02)   $        .69
                                                             ============    ============

   Diluted                                                   $       (.02)   $        .68
                                                             ============    ============

Weighted average basic shares outstanding:
   Basic                                                          104,055          98,379
                                                             ============    ============

   Diluted                                                        104,055          99,708
                                                             ============    ============

                        PIONEER NATURAL RESOURCES COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (Unaudited)


                                                            Three months ended
                                                                March 31,
                                                       ----------------------------
                                                           2002            2001
                                                       ------------    ------------

Cash flows from operations:
   Net income (loss)                                   $     (1,959)   $     67,919
   Depletion, depreciation and amortization                  50,388          52,161
   Exploration expenses, including dry holes                 18,666          21,847
   Deferred income taxes                                       (684)         (4,800)
   (Gain) loss on disposition of assets, net                     74          (7,293)
   Interest related amortization                               (992)          2,998
   Derivative mark-to-market                                    124           8,753
   Other noncash items                                       12,860           1,806
   Changes in operating assets and liabilities:
      Accounts receivable                                   (13,721)         26,449
      Inventories                                             2,239           1,124
      Other current assets                                       (7)         (5,954)
      Accounts payable                                      (14,456)        (25,607)
      Interest payable                                         (295)            720
      Other current liabilities                              (2,201)         (8,389)
                                                       ------------    ------------

Net cash provided by operating activities                    50,036         131,734
Net cash used in investing activities                       (38,772)        (88,801)
Net cash used in financing activities                        (8,065)        (50,548)
                                                       ------------    ------------

Net increase (decrease) in cash and cash equivalents          3,199          (7,615)
Effect of exchange rate changes on cash
   and cash equivalents                                        (776)           (239)
Cash and cash equivalents, beginning
   of period                                                 14,334          26,159
                                                       ------------    ------------

Cash and cash equivalents, end of period               $     16,757    $     18,305
                                                       ============    ============

                        PIONEER NATURAL RESOURCES COMPANY
                        SUMMARY PRODUCTION AND PRICE DATA


                                                                      Three months ended
                                                                           March 31,
                                                                   -----------------------
                                                                      2002         2001
                                                                   ----------   ----------

Average Daily Production:
   Oil (Bbls) -                      U.S.                              24,305       24,651
                                     Argentina                         10,126        9,646
                                     Canada                               110          843
                                                                   ----------   ----------

                                     Total                             34,541       35,140

   Natural gas liquids (Bbls) -      U.S.                              19,919       18,922
                                     Argentina                            642          516
                                     Canada                               978          988
                                                                   ----------   ----------

                                     Total                             21,539       20,426

   Gas (Mcf) -                       U.S.                             215,837      208,678
                                     Argentina                         65,119       80,035
                                     Canada                            46,780       43,973
                                                                   ----------   ----------

                                     Total                            327,736      332,686

Total Production:
   Oil (MBbls)                                                          3,109        3,163
   Natural gas liquids (MBbls)                                          1,939        1,838
   Gas (MMcf)                                                          29,496       29,942
   Equivalent barrels (MBOE)                                            9,963        9,991

Average Price*:
   Oil  (per Bbl) -                  U.S.                          $    24.27   $    25.25
                                     Argentina                     $    20.61   $    24.59
                                     Canada                        $    17.55   $    23.83
                                     Average                       $    23.17   $    25.03

   Natural gas liquids (per Bbl) -   U.S.                          $    10.70   $    22.51
                                     Argentina                     $     8.97   $    27.04
                                     Canada                        $    12.41   $    24.33
                                     Average                       $    10.73   $    22.71

   Gas (per Mcf) -                   U.S.                          $     3.05   $     5.61
                                     Argentina                     $      .68   $     1.25
                                     Canada                        $     2.27   $     5.81
                                     Average                       $     2.47   $     4.58

----------

* Average prices include the effects of commodity hedges.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)   Exhibits

             12.1 Ratio of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends

             99.1   News Release dated April 23, 2002

             99.2   News Release dated April 24, 2002

ITEM 9. REGULATION FD DISCLOSURE

         The information in this document includes forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of Pioneer Natural Resources Company (the "Company"), are subject to a number of risks and uncertainties which may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, international operations and associated international political and economic instability, government regulation or action, litigation, the costs and results of drilling and operations, the Company's ability to replace reserves or implement its business plans, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, and environmental risks. These and other risks are described in the Company's 2001 Annual Report on Form 10-K that is available from the Company or the Securities and Exchange Commission.

         Within this Current Report on Form 8-K, the following oil and gas terms have specific meanings: "Bbl" means a standard barrel of 42 United States gallons; "MMBtu" means one million British thermal units and is an energy equivalent measure of natural gas; "Mcf" means one thousand cubic feet and is a measure of natural gas volume; and, "NYMEX" means The New York Mercantile Exchange.

         On April 23, 2002 and April 24, 2002, the Company issued news releases. The news releases are attached hereto as exhibits 99.1 and 99.2 and provide the following information:

               o a news release dated April 23, 2002 announcing the completion of the Company's public offering of 11.5 million shares of its common stock at $21.50 per share, including
                    1.5 million shares sold pursuant to the exercise of the underwriters' over-allotment option. The news release also announced that the $236 million of net proceeds from the sale of these shares will be principally used to fund the acquisition of additional interests in the Falcon field and associated assets in the deepwater Gulf of Mexico and for the acquisition of additional working interests and a gathering system in the West Panhandle gas field. Pending these uses of the net proceeds of the shares issued, the Company will pay down its bank line of credit.

               o a news release dated April 24, 2002 announcing the Company's financial and operating results for the quarter ended March 31, 2002 and the Company's second quarter 2002 outlook based on current expectations.

         The following table summarizes, as of April 23, 2002, the Company's (i) open oil hedge positions, (ii) open gas hedge positions and (iii) deferred gains and losses on terminated commodity hedges. Deferred gains and losses on terminated commodity hedges will be recognized as increases or decreases to oil and gas revenues during the periods in which the hedges were originally scheduled to mature.

                        PIONEER NATURAL RESOURCES COMPANY
                    SUPPLEMENTAL COMMODITY HEDGE INFORMATION
                              AS OF APRIL 23, 2002

                            Open Oil Hedge Positions

                                                          2002                     2003
                                           ----------------------------------    --------
                                            Second       Third       Fourth
                                            Quarter     Quarter      Quarter
                                           --------    ---------    ---------

DAILY OIL PRODUCTION:
  SWAPS:
  Existing Volume (Bbl)............           8,000        8,000        5,000       2,975
  NYMEX price......................        $  26.35    $   24.76    $   24.45       24.02
  New Volume (Bbl).................           6,341       13,000       14,000      10,000
  NYMEX price......................        $  24.59    $   23.34    $   23.46    $  24.13

  COLLARS:
  Volume (Bbl).....................           6,000           --           --          --
  NYMEX price:
     Ceiling.......................        $  28.61
     Floor.........................        $  25.00

                            Open Gas Hedge Positions

                                                                                                                2006
                                                                                                                and
                                                   2002                      2003       2004        2005        2007
                                     ----------------------------------    --------    -------    --------    --------
                                       Second      Third        Fourth
                                      Quarter     Quarter      Quarter
                                     ---------   ---------    ---------

DAILY GAS PRODUCTION:
  SWAPS:
  Existing Volume (Mcf)............    140,000     190,000      190,000          --     55,000      30,000          --
  NYMEX Price* (MMBtu).............  $    4.35   $    4.25    $    4.25          --    $  3.70    $   3.70          --
  New Volume (Mcf).................        -           -            -       150,000     50,000      50,000      10,000
  NYMEX Price* (MMBtu).............                                        $   3.70    $  3.60    $   3.70    $   3.70

  COLLARS:
  Existing Volume (Mcf)............     20,000      20,000       20,000          --         --          --          --
  NYMEX Price* (MMBtu):
     Ceiling.......................  $    6.00   $    6.00    $    6.00
     Floor.........................  $    4.50   $    4.50    $    4.50
  New Volume (Mcf).................     50,000      83,152      100,000          --         --          --          --
  NYMEX Price* (MMBtu):
     Ceiling.......................  $    3.10   $    3.20    $    3.20
     Floor.........................  $    2.45   $    2.50    $    2.50

      Deferred Gains (Losses) on Terminated Commodity Hedges (in thousands)

                                  2002                        2003         2004         2005
                 --------------------------------------    ----------   ----------   ----------
                   Second        Third         Fourth
                   Quarter      Quarter        Quarter
                 ----------    ----------    ----------

OIL** ........   $    1,640    $       --    $       --    $       --   $       --   $       --
GAS** ........      (11,516)      (11,643)      (11,643)       72,546       43,230        1,220
                 ----------    ----------    ----------    ----------   ----------   ----------

                 $   (9,876)   $  (11,643)   $  (11,643)   $   72,546   $   43,230   $    1,220
                 ==========    ==========    ==========    ==========   ==========   ==========

*    Approximate, based on historical differentials to index prices.

** Cash has been paid on deferred hedge losses and received on deferred hedge gains except for the following: (i) a $1.6 million receivable for the 2002 oil hedge gains, (ii) a $6.6 million payable for certain 2002 gas hedge losses and (iii) a $1.3 million receivable for certain of the 2003 gas hedge gains.

                        PIONEER NATURAL RESOURCES COMPANY

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PIONEER NATURAL RESOURCES COMPANY




Date: April 25, 2002           By: /s/ RICH DEALY
                                   --------------------------------------------
                                   Rich Dealy
                                   Vice President and Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY

                                  EXHIBIT INDEX


EXHIBIT
NO.             DESCRIPTION
-------         -----------

 12.1*          Ratio of Earnings to Fixed Charges and Earnings to
                Fixed Charges and Preferred Stock Dividends

 99.1*          News Release dated April 23, 2002

 99.2*          News Release dated April 24, 2002

----------
* filed herewith